United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 1, 2014

Date of Report

[Date of Earliest Event Reported]

LYFE COMMUNICTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-50892	87-0638511
(State or Other Jurisdiction of	(Commission File Number)	27-1606216
Incorporation)		(I.R.S. Employer Identification No.)

P.O. Box 951026

South Jordan, Utah 84095

 (Address of Principal Executive Offices)

(801) 478-2452

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally and in the markets in which we have and may participate, competition within our chosen industry, the state of our technology and technological advances and our failure to successfully develop, compete in and finance our current and intended business operations.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

The company feels that certain executive roles should be changed to better manage its technology and operational efforts.  The company has been incurring ongoing liabilities associated with executive contracts and desires to reduce those liabilities.  Therefore, effective January 1, 2014, the Board of Directors will change the founder’s executive roles within the company.  Lyfe co-founder Garrett Daw has been appointed CEO, and is responsible for the ongoing operations of the business.  Gregory Smith and Robert Bryson will resign as CEO and EVP of Business development respectively.  Included in this change, the Board of Directors and each founder shall amend or terminate their employment agreements to reflect these changes.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyfe Communications, Inc.

Date:  January 3, 2014

By:  /s/Garrett Daw

       Garrett Daw, CEO

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